RIMMER COMPUTER, INC.
                        LETTER OF ENGAGEMENT - TIME BLOCK

      CLIENT                              DATE
      ADDRESS                             -HOUR TIME BLOCK @ $ /HOUR
 CITY, STATE, ZIP                         OUTSIDE OF NORMAL BUSINESS HOURS
                                             1.5 X hourly rate

SERVICES PROVIDED/STATEMENT OF WORK: Rimmer Computer, Inc., (hereafter referred to as Rimmer) provides computer and network support, troubleshooting, repair, training, planning, technical advice, installation of new hardware/software, upgrades to existing hardware/software and other tasks as required or requested by Client.

BILLING: There is a two-hour minimum for on-site support, and a 15-minute minimum for telephone support. Payment for the total amount of this contract is due upon Client signature. Rimmer will provide reports monthly, detailing all work that was accomplished in that month. A monthly service charge of the lesser of 1 1/2% of the unpaid balance or the maximum permitted by law will be added to all accounts not paid within 30-days after due date. Rate shown on this Letter of Engagement (LOE) is subject to change until fully executed by both parties. All hardware and software purchases will be made directly by Client, or by Rimmer with the prior approval of Client. Payments for hardware and/or software purchases made by Rimmer on Client's behalf are due upon placement of the order.

ESTIMATED HOURS: Rimmer makes best-effort estimates of the time required to perform specific consulting services. These estimates are based upon previous, similar experiences. Since no two computer installations are exactly alike, it is not possible to precisely determine the time required for completing computer services. This is particularly true in the case of trouble-shooting since the nature of that task includes eliminating an unknown number of potential problem causes until the cause unique to each situation is identified and corrected. Rimmer will discuss progress with Client throughout the performance of our services so that the Client can direct Rimmer's further activities. This LOE covers hourly on-site support, and is not a fixed price contract.

CLIENT RESPONSIBILITIES: Hardware and software warranties, guarantees, and manufacturer service will be between Client and the manufacturer(s) and not Rimmer, even though we may be the reseller. Client is responsible for Client's final purchase of software and hardware. Rimmer is not responsible for defects or incompatibilities in either hardware or software, except in cases caused by Rimmer's willful misconduct or gross negligence. Rimmer can assist Client in determining compatibility and in resolving errors or problems, as part of our consulting contract. Client is responsible for data backup, and scanning drives/diskettes periodically for viruses. Rimmer Computer will assist in restoring Client's files in case of failure, as part of this consulting contract. Client is responsible to comply with state and federal laws governing the use and distribution of software. Client also agrees to hold Rimmer harmless for, from, and against all claims, losses, judgments, or other actions in connection with these laws, except in cases caused by Rimmer's willful misconduct or gross negligence.

WARRANTY AND DISCLAIMER: Rimmer warrants that the work under this LOE will be performed in a professional manner in accordance with then-current industry standards. Rimmer disclaims all implied warranties and representations as to product or services, including but not limited to any implied warranty of merchantability or fitness for a particular purpose. Client agrees to hold Rimmer harmless from all lawsuits arising from any specifications supplied by Client. Should an express or implied warranty be breached, the Client will be entitled to no more than the actual cost to correct the problem. Further, Rimmer will not be held responsible for any consequential or secondary damages as a result of such a breach.

GENERAL PROVISIONS:
1 - It is understood and agreed that each party shall refrain from directly or indirectly soliciting or inducing any employee of the other to leave employment or cease rendering services for any reason during the course of performance or for six months after completion thereof, except where the offering party has obtained prior express written permission from the other. Both parties agree that such actions by one party directly and/or indirectly damage the other party. In liquidation of such damages, the offering party agrees to pay the sum of $30,000.00 to the other party within 30-days of the offering party's hiring date of such employee(s) for each employee so hired.
2 - This LOE expires12-months from the date of initial service provided under this LOE, regardless of hours remaining.
3 - This LOE supersedes any prior written or oral agreements between the parties and may be modified or amended in writing if such modification or amendment is signed by both parties. This LOE shall be governed by and construed in accordance with the laws of the State of Arizona.


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CLIENT                                                 DATE


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RIMMER COMPUTER, INC.                                  DATE

7579 East Main Street Suite 600 { Scottsdale  AZ  85251-4557 { (480)  970-3336 {
Fax (480) 970-3340 { www.rimmercomputer.com